Exhibit 10.2
PARTIAL ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS PARTIAL ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Partial Assignment”) is made and entered on March __, 2022 and is effective as of January 1, 2022 (the “Effective Date”), by and between LION OIL COMPANY, LLC an Arkansas limited liability company (the “Assignor”), DK TRADING & SUPPLY, LLC, a Delaware limited liability company (“Assignee”), and, solely for the purposes of Section 5, herein, DELEK LOGISTICS PARTNERS, LP, a Delaware limited partnership (the “Partnership”). For purposes hereof, Assignor and Assignee referred to individually as a “Party” or collectively as the “Parties”).
WITNESSETH:
WHEREAS, Assignor, then an Arkansas corporation, Partnership, Sala Gathering Systems LLC (“SALA”), El Dorado Pipeline Company, LLC (“El Dorado”), Magnolia Pipeline Company, LLC (“Magnolia”), and J. Aron & Company (“J. Aron”) entered into that certain Pipelines and Storage Facilities Agreement having a Commencement Date of November 7, 2012 (the “Original Agreement”); and
WHEREAS, on November 4, 2017 Lion exercised its option under Section 2.1 of the Original Agreement to extend such agreement for the first Renewal Term; and
WHEREAS, the Parties entered into that certain First Amendment to Pipelines and Storage Facilities Agreement dated as of December 14, 2018 (the Original Agreement, as amended, hereinafter the “Pipelines & Storage Agreement”); and
WHEREAS, Assignor was subsequently converted from a corporation to a limited liability company, and
WHEREAS, Assignor has agreed to assign its rights and interests in, and delegate its duties under, the Pipelines & Storage Agreement to Assignee to the extent, but only to the extent, such rights, interests and duties (i) relate to the Lion Crude Pipelines and (ii) first arise or are allocable to periods from and after the Effective Date, including, without limitation, rights, interests and duties of Assignor related to the El Dorado Crude Pipeline, the El Dorado Crude Pipeline Minimum Throughput Capacity, the Lion Crude Pipelines, the Lion Crude Minimum Throughput Commitment, the Lion Crude Throughput Fee, the Magnolia Pipeline, the Magnolia Pipeline Minimum Throughput Capacity, and the Rail Pipeline to the extent first arising or allocable to periods from and after the Effective Date (such rights, interests and duties are collectively referred to as the “Assigned Interests”); and
WHEREAS, Assignee has agreed to assume Assignor’s obligations and liabilities under the Pipelines & Storage Agreement related to the Assigned Interests to the extent, but only to the extent, first arising during or allocable to periods from and after the Effective Date.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee and Partnership agree as follows:
1.Defined Terms. For purposes hereof, any capitalized terms defined in the Pipelines & Supply Agreement and not in this Partial Assignment shall have meaning ascribed to them in the Pipelines & Supply Agreement.
2.Partial Assignment and Assumption. Assignor hereby assigns all of the Assigned Interests to Assignee. Assignee hereby assumes all of the obligations and liabilities of Assignor under the Pipelines & Storage Agreement related to the Assigned Interests to the extent, but only to the extent, such obligations and liabilities first arise and relate to periods from and after the Effective Date; provided Assignor shall remain responsible for and Assignee is not assuming any obligations, duties or liabilities of Assignor under the Pipelines & Storage Agreement that (i)

arose prior to the Effective Date, (ii) are related to an event, matter or circumstance that occurred prior to the Effective Date, even though such obligations or liabilities do not accrue until after the Effective Date, (iii) result from or relate to any default by Assignor under the Pipelines & Storage Agreement prior to the Effective Date, or (iv) do not related to the Assigned Interest (the obligations, duties and liabilities described in subparagraphs (i) through (iv) of this Section 2 are collectively referred to as the “Retained Liabilities”). In the event Assignor fails to satisfy any of the Retained Liabilities as and when required under the Pipelines & Supply Agreement, Assignee may, at its option and in addition to its other rights and remedies hereunder, at law or in equity, satisfy such Retained Liabilities, in which case Assignor shall reimburse Assignee for all reasonable costs and expenses that Assignee incurs in connection therewith. Except for the Assigned Interest (and the obligations and liabilities under the Pipelines & Supply Agreement related to the same that are expressly assumed by Assignee hereunder), Assignor agrees to timely comply with and satisfy all of its obligations and liabilities under the Pipelines & Storage Agreement.
3.Indemnity.
(a)Assignor shall indemnify, defend (with counsel reasonably satisfactory to Assignee) and hold harmless Assignee for, from and against all claims, demands, losses, damages, liabilities, costs and expenses, including, but not limited to, reasonable attorneys’ fees, arising out of or in connection with (i) Assignor’s failure to observe, perform and discharge each and every one of its obligations, liabilities and duties under the Pipelines & Storage Agreement not expressly assumed by Assignee under Section 2 of this Partial Assignment, including, without limitation, the Retained Liabilities, or (ii) any default by Assignor under the Pipelines & Storage Agreement occurring prior to the Effective Date.
(b)Assignee shall indemnify, defend (with counsel reasonably satisfactory to Assignor) and hold harmless Assignor for, from and against all claims, demands, losses, damages, liabilities, costs and expenses, including, but not limited to, reasonable attorneys’ fees, arising out of or in connection with (i) Assignee’s failure to observe, perform and discharge each and every one of the obligations, duties and liabilities under the Pipelines & Storage Agreement expressly assumed by Assignee under Section 2 of this Partial Assignment, or (ii) any default by Assignee under the Pipelines & Storage Agreement occurring from and after the Effective Date.
4.Notices. Assignor shall cause a copy of all notices, requests, demands and other communications (each, a “Notice”) received by Assignor that are related to the Assigned Interests or that could affect the Assigned Interests or any matter related thereto to be sent directly to Assignee, if possible; provided, if any such Notice is not sent directly to Assignee, Assignor shall cause a copy of such Notice to be delivered to Assignee within two (2) business days after Assignor’s receipt thereof.
5.Consent to Assignment. Partnership consents to the partial assignment of the Pipelines & Storage Agreement by Assignor to Assignee as provided herein.
6.Status. Assignor hereby represents and warrants to Assignee that: (i) a true, correct and complete copy of the Pipelines & Storage Agreement is set forth on Exhibit A, attached hereto and incorporated herein by reference; (ii) the Pipelines & Storage Agreement has not been further amended, modified or supplemented; (iii) Assignor is the sole owner and holder of its rights and interests in the Pipelines & Storage Agreement; (iv) Assignor has the right, power and authority necessary to validly assign its rights and interests in the Pipelines & Storage Agreement to Assignee, without obtaining the consent of any third party whose consent has not been obtained; (v) Assignor’s right, title and interest in the Pipelines & Storage Agreement is not subject to any lien or other encumbrance, other than liens or encumbrances (A) existing or arising in connection with any credit facilities to which Assignor’s and Assignee’s ultimate parent entity is a party or is otherwise bound and (B) liens, if any, in favor of J. Aron; and (vi) the Pipelines & Storage Agreement is in full force and effect.

7.Successors and Assigns. The Partial Assignment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.
8.Entire Agreement. This Partial Assignment constitutes the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof.
9.Severability. In the event any provision of this Partial Assignment shall be prohibited by or invalidated under applicable laws, the remaining provisions of this Partial Assignment shall remain fully effective.
10.No Waiver. No waiver of any provision of this Partial Assignment shall be deemed to have been made unless expressed in writing and signed by the Party charged therewith. The failure of any Party to insist in any one or more instances upon the strict performance of any provision of this Partial Assignment or to take advantage of any of its rights under this Partial Assignment shall not be construed as a waiver of such provision or the relinquishment of such rights. No delay or omission in the exercise of any remedy accruing upon the breach of this Partial Assignment shall impair such remedy or be construed as a waiver of such breach. The waiver of any breach of this Partial Assignment shall not be deemed a waiver of any other breach of the same or any other provision hereof.
11.Construction. Whenever the context may require, any pronoun used in this Partial Assignment shall include the masculine, feminine and neuter forms. All references to articles, sections and paragraphs shall be deemed references to the articles, sections and paragraphs of this Partial Assignment, unless the context shall indicate otherwise. The terms “hereof”, “hereunder” and similar expressions refer to this Partial Assignment as a whole and not to any particular article, section or paragraph contained herein. The titles of the articles, sections and paragraphs of this Partial Assignment are for convenience only and shall not affect the meaning of any provision hereof. The Parties have agreed to the particular language of this Partial Assignment, and any question regarding the meaning of this Partial Assignment shall not be resolved by a rule providing for interpretation against the party who caused the uncertainty to exist or against the draftsman. FOR PURPOSES OF THIS ASSIGNMENT, TIME SHALL BE CONSIDERED OF THE ESSENCE.
12.Attorneys’ Fees. In the event any legal proceeding is commenced related to this Partial Assignment, the prevailing party in such proceeding shall be entitled to recover its reasonable attorneys’ fees, court costs and litigation expenses from the non-prevailing party therein.
13.Waiver of Jury Trial. EACH OF THE PARTIES TO THIS PARTIAL ASSIGNMENT HEREBY EXPRESSLY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM ARISING UNDER OR RELATED TO THIS PARTIAL ASSIGNMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING.
14.Governing Law. This Partial Assignment shall be governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.
15.Miscellaneous. This Partial Assignment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Electronic signatures shall be valid and sufficient to bind any party to this Partial Assignment. Signatures to this Partial Assignment transmitted by facsimile, email or other electronic transmission (for example, through the use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. The exchange of copies of this Partial Assignment and of signature pages by electronic mail or other means of electronic transmission (including, without limitation, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Partial Assignment as to the Parties. Signatures of the Parties to this Partial

Assignment transmitted by electronic mail or other means of electronic transmission (including, without limitation, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will be deemed to be their original signatures for all purposes. This Partial Assignment may only be modified by a written instrument executed by Assignor and Assignee.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Partial Assignment as of the date first above written.
ASSIGNOR:
Lion Oil Company, LLC

By:	/s/ Nithia Thaver
Name:	Nithia Thaver
Title:	Senior Vice President

By:	/s/ Michael Reed
Name:	Michael Reed
Title:	Vice President and General Manager

ASSIGNEE:
DK Trading & Supply, LLC

By:	/s/ Todd O'Malley
Name:	Todd O'Malley
Title:	Executive Vice President, COO

By:	/s/ Stephen Sundstrom
Name:	Stephen Sundstrom
Title:	Vice President

Solely for the purposes of Section 5 herein:
PARTNERSHIP:
Delek Logistics Partners, LP
By: Delek Logistics GP, LLC
General Partner

By:	/s/ Odely Sakazi
Name:	Odely Sakazi
Title:	Senior Vice President

By:	/s/ Michael Odigie
Name:	Michael Odigie
Title:	Senior Vice President